AMENDMENT No. 2 to the
                           American-Standard Employee
                              Stock Ownership Plan
                (As Amended and Restated as of January 1, 1994)


     This Amendment No. 2, dated as of March 2, 1995, hereby amends the American Standard Employee Stock Ownership Plan (as Amended and Restated as of January 1,
1994)(hereinafter referred to as the "ESOP") as follows, as of the dates set forth below:


     The definition of the term "Accounts" in Section 2 of the ESOP is deleted in its entirety and each reference in the ESOP to Accounts shall be changed to a reference to "Company Stock Account" or, where the context implies a reference to more than one Member, "Company Stock Accounts".

     The definition of the term "Allocation Date" in Section 2 of the ESOP is deleted in its entirety and a new definition is substituted therefor, to read as follows:

     December 31st of each year and such other date or dates as the Plan Board shall determine from time to time.

     The definition of the term "Cash Account" in Section 2 of the ESOP is deleted in its entirety.

     The definition of the term "Company" in Section 2 of the ESOP is amended to delete the reference to "ASI Holding Corporation" and to substitute therefor "American Standard Companies Inc."

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     The definition of the term "Fair Market Value" in Section 2 of the ESOP is deleted in its entirety and a new definition is substituted therefor, to read as follows:

     The fair market value of a Share of Company Stock on any date means (i) if the Company Stock is traded on the New York Stock Exchange, the closing price of a Share on such date as reported on the New York Stock Exchange consolidated reporting system, (ii) if the Company Stock is publicly traded, but not on the New York Stock Exchange, the closing price or the average of the closing bid and asked prices, whichever is applicable, of a Share on such date as reported on the principal reporting system on which the price of a Share is quoted, or (iii) if the Company Stock is not publicly traded, the value determined by the Plan Board based upon a valuation by an independent appraiser using generally accepted methods of valuation.

     The first sentence of Section 4(d) of the ESOP is amended to add the parenthetical phrase "(or at such time as the Company shall elect)" at the end thereof.

     The third sentence of Section 4(f) of the ESOP is amended to delete the phrase "as of the last valuation of the Company Stock completed prior to the date the Employer Contribution is allocated to the Accounts of Members" and to substitute therefor the phrase "as of the Allocation Date as of which such Shares are allocated".

     The introduction in Section 6 of the ESOP preceding Section 6(a), which describes the nature of the Accounts established for Members under the ESOP, is deleted in its entirety and a new introduction is substituted therefor, to read as follows:
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     A Company Stock Account shall be maintained to reflect the interest of each
Member under the Plan. The Company Stock Account for each Member will be credited at least annually with his allocable share of (i) Employer
Contributions made to the Plan and (ii) the earnings experience of the assets (including cash) held by the Plan for the benefit of all Members.

     The allocations to Members' Accounts for each Plan Year will be made as follows:

     The second sentence of Section 6(d) is deleted in its entirety. The third sentence of Section 6(d) is amended to delete the two parenthetical phrases "(other than Company Stock)" and "(other than any dividends on allocated Company Stock)".

     Section 6(e) is deleted in its entirety and a new Section 6(e) is substituted therefor, to read as follows:

     (e) Dividends on Company Stock. Notwithstanding anything contained in
Section 6(d) to the contrary, any cash dividends on Company Stock that are distributed to Members (or their Beneficiaries) currently pursuant to Section 13(a) shall not be credited to their Company Stock Accounts.

     The third sentence of Section 6(f) is deleted in its entirety.

     12. The first sentence of Section 8 is amended to delete the phrase "Shares of Company Stock in the Trust shall be voted by the Trustee only in such manner as shall be directed by the Plan Board" and to substitute therefor the phrase "Shares of Company Stock in the Trust shall be
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     voted by the Trustee in the manner set forth in the Trust Agreement".

     13. The last sentence of Section 14(a) is amended to delete the phrase "the Allocation Date immediately preceding the date of distribution" and to substitute therefor the phrase "the date as of which the Member's employment terminates (or such later date as of which such distribution is to be made in accordance with such procedures as shall be established by the Plan Board from time to time)".

     14. Section 15(a) is deleted in its entirety.

     15. The first sentence of Section 15(b) is amended in its entirety and a new first sentence is substituted therefor, to read as follows:

                  If, at the time any shares of Company Stock are distributed to a Member or a Beneficiary of a Member, the shares so distributed are not regularly traded on an established securities market, the Company shall provide a "put option" to such Member (or Beneficiary)."

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     16. The amendments to the ESOP made by paragraphs 1, 3, and 8 through 11 hereof shall be and become effective as of April 1, 1995. The remaining amendments to the ESOP made hereby shall be and become effective as of February 3, 1995.

     IN WITNESS WHEREOF, American Standard Companies Inc. has caused this Amendment No. 2 to be executed by its undersigned duly authorized officer as of the date and year first above written.


                                                AMERICAN STANDARD COMPANIES INC.


                                           By:__________________________________
                                                              Adrian B. Deshotel
                                                Vice President - Human Resources